RUDDICK CORPORATION
2000 COMPREHENSIVE STOCK OPTION AND AWARD PLAN







EFFECTIVE NOVEMBER 16, 2000*














*Subject to Shareholder Approval



RUDDICK CORPORATION 2000
COMPREHENSIVE STOCK OPTION AND AWARD PLAN



TABLE OF CONTENTS


	ARTICLE I - PREAMBLE

	ARTICLE II - DEFINITIONS

	ARTICLE III - ADMINISTRATION

	ARTICLE IV - INCENTIVE STOCK OPTIONS

	ARTICLE V - NONQUALIFIED STOCK OPTIONS

	ARTICLE VI - INCIDENTS OF STOCK OPTIONS

	ARTICLE VII - RESTRICTED STOCK

	ARTICLE VIII - STOCK AWARDS

	ARTICLE IX - PERFORMANCE SHARES

	ARTICLE X -CHANGES IN SHARES OR CHANGE OF CONTROL

	ARTICLE XI - AMENDMENT AND TERMINATION

	ARTICLE XII - MISCELLANEOUS PROVISIONS




RUDDICK CORPORATION 2000
COMPREHENSIVE STOCK OPTION AND AWARD PLAN





ARTICLE I - PREAMBLE

1.1	The Ruddick Corporation 2000 Comprehensive Stock Option and
Award Plan is intended to secure for the Corporation, its Subsidiaries and its shareholders the benefits arising from ownership of the Corporation's Common Stock by the employees of the Corporation and its Subsidiaries and by the directors of the Corporation, all of whom are and will be responsible for the Corporation's future growth. The Plan is designed to help attract and retain for the Corporation and its Subsidiaries personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Corporation. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

1.2	Awards under the Plan may be made to Eligible Persons in the form of (i) Incentive Stock Options (to Eligible Employees only);
(ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv)
Stock Awards; (v) Performance Shares; or (vi) any combination of the foregoing.

The Plan shall be effective November 16, 2000 (the "Effective
Date"), subject to approval by the shareholders of the Corporation to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange, Inc., or other applicable federal or state law.


ARTICLE II - DEFINITIONS


DEFINITIONS. Except where the context otherwise indicates, the following definitions apply:

2.1	"Act" means the Securities Exchange Act of 1934, as now in
effect or as hereafter amended.

2.2	"Award" means an award granted to a Participant in
accordance with the provisions of the Plan, including, but not limited to, Stock Options, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.

2.3	"Award Agreement" means the separate written agreement
evidencing each Award granted to a Participant under the Plan.

2.4	"Board of Directors" means the Board of Directors of the
Corporation.

2.5	"Change of Control" shall mean (i) the adoption of a plan
of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation; or (iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date, more than 6% of the Corporation's voting capital stock.

2.6	"Code" means the Internal Revenue Code of 1986, as now in
effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

2.7	"Committee" means a committee of the Board of Directors
established by the Board of Directors for the administration of the Plan pursuant to Article III and consisting of two or more Directors. To the extent necessary to comply with Rule 16b-3 under the Act, the Committee shall consist solely of two or more Non-Employee Directors. The Compensation and Special Stock Option Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

2.8	"Common Stock" means the common stock of the Corporation
to be issued pursuant to the Plan.

2.9	"Corporation" means Ruddick Corporation, a North Carolina
corporation, and its successors and assigns.

2.10	"Director" means a member of the Board of Directors of the
Corporation.

2.11	"Disability" means disability as determined under
procedures established by the Committee or in any Award, as set forth in a Participant's Award Agreement.

2.12	"Effective Date" shall be the date set forth in Section
1.3 of the Plan.

2.13	"Eligible Employee" means an Eligible Person who is an
employee of the Corporation or any Subsidiary.

2.14	"Eligible Person" means any employee of the Corporation or
any Subsidiary or any Director, as well as any other person whose participation the Committee determines is in the best interest of the Corporation, subject to limitations as may be provided by the Code, the Act or the Committee.

2.15	"ERISA" means the Employee Retirement Income Security Act
of 1974, as now in effect or as hereafter amended.

2.16	"Fair Market Value" means, as of a given date and for so
long as shares of the Common Stock are listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, the mean between the high and low sales prices for the Common Stock on such date, or, if no such shares were sold on such date, the most recent date on which shares of such Common Stock were sold, as reported in The Wall Street Journal. If the Common Stock is not listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, Fair Market Value shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by The Nasdaq Stock Market. If the Common Stock is not listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, or the over-the-counter market, Fair Market Value shall be the fair value thereof determined in good faith by the Board of Directors.

2.17	"Grant Date" means, as to any Award, the latest of:

212:    (a)  the date on which the Committee authorizes the grant of the Award; or

(b) the date the Participant receiving the Award becomes an employee or a director of the Corporation or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

(c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate and as set forth in the Participant's Award Agreement.

2.18	"Immediate Family" means any child, stepchild, grandchild,
parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

2.19	"Incentive Stock Option" means a Stock Option that meets
the requirements of Section 422 of the Code and is granted under
Article IV of the Plan and designated as an Incentive Stock
Option in a Participant's Award Agreement.

2.20	"Non-Employee Director" shall have the meaning set forth
in Rule 16b-3 under the Act.

2.21	"Nonqualified Stock Option" means a Stock Option that does
not meet the requirements of Section 422 of the Code and is granted under Article V of the Plan, or, even if meeting the requirements of Section 422 of the Code, is not intended to be an Incentive Stock Option and is not so designated in the Participant's Award Agreement.

2.22	"Option Period" means the period during which a Stock
Option may be exercised from time to time, as established by the Committee and contained in the Award Agreement for each Participant who is granted a Stock Option.

2.23	"Option Price" means the purchase price for a share of
Common Stock subject to purchase pursuant to a Stock Option, as established by the Committee and contained in the Award Agreement for each Participant who is granted a Stock Option.

2.24	"Participant" means an Eligible Person to whom an Award
has been granted and who has entered into an Award Agreement evidencing the Award.

2.25	"Performance Share" means an Award under Article IX of the
Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Committee, in its sole discretion, shall establish at the time of such Award and set forth in a Participant's Award Agreement.

2.26	"Performance Objectives" shall have the meaning set forth
in Article IX of the Plan.

2.27	"Performance Period" shall have the meaning set forth in
Article IX of the Plan.

2.28	"Plan" means the Ruddick Corporation 2000 Comprehensive
Stock Option and Award Plan, as amended from time to time.

2.29	"Restricted Stock" means an Award under Article VII of the
Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant's ability to sell, transfer, pledge or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee, in its sole discretion, shall determine at the time of such Award and set forth in a Participant's Award Agreement.

2.30	"Restriction Period" means the period commencing on the
Grant Date with respect to such shares of Restricted Stock and ending on such date as the Committee, in its sole discretion, shall establish and set forth in a Participant's Award Agreement.

2.31	"Retirement" means retirement as determined under
procedures established by the Committee or in any Award, as set forth in a Participant's Award Agreement.

2.32	"Stock Award" means an Award of shares of Common Stock
under Article VIII of the Plan.

2.33	"Stock Option" means an Award under Article IV or Article
V of the Plan of an option to purchase Common Stock.  A Stock
Option may be either an Incentive Stock Option or a Nonqualified
Stock Option.

2.34	"Subsidiary" means a subsidiary corporation of the
Corporation as that term is defined in Code section 424(f).
"Subsidiaries" means more than one Subsidiary.

"Termination of Service" means (i) in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Corporation or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Corporation and its Subsidiaries and (ii) in the case of a Director who is not an employee of the Corporation or any Subsidiary, the date such Participant ceases to serve as a Director. The determination of whether a Participant has discontinued employment shall be made by the Committee in its sole discretion. In determining whether a Termination of Service has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Corporation has a significant ownership interest shall be treated as employment with the Corporation.



                                  ARTICLE III - ADMINISTRATION

3.1	The Plan shall be administered by the Committee.  Except as
otherwise required by Rule 16b-3 under the Act, the Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law, rule or regulation. The Board of Directors may serve as the Committee, if by the terms of the Plan all members of the Board of Directors are otherwise eligible to serve on the Committee.

3.2	The Committee shall meet at such times and places as it
determines. The Committee shall at all times operate and be governed, and Committee meetings shall be conducted and action taken, in accordance with the provisions of the Corporation's Bylaws or resolutions or policies adopted by the Board of Directors from time to time regarding the operation of committees of the Corporation.

3.3	Subject to the provisions of Section 5.4 regarding grants of
Nonqualified Stock Options by the Board of Directors, the
Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the Eligible Persons who shall receive an Award, and to act in all matters pertaining to the grant of an Award and the determination and interpretation of the provisions of the related Award Agreement, including, without limitation, the determination of the number of shares subject to Stock Options and the Option Period(s) and Option Price(s) thereof, the number of shares of Restricted Stock or shares subject to Stock Awards or Performance Shares subject to an Award, the vesting periods (if any) and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Persons and their beneficiaries.

3.4	The Committee may adopt such rules, regulations and
procedures of general application for the administration of this Plan as it deems appropriate.

3.5	Without limiting the provisions of this Article III, and
subject to the provisions of Article X, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Corporation, with respect to an outstanding Award in the event of a Change of Control as described in Article X or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time.

3.6	Subject to the provisions of Section 3.11, the aggregate
number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be One Million Two Hundred Thousand (1,200,000) shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Corporation.

(a)	For all purposes under the Plan, each Performance Share
awarded shall be counted as one share of Common Stock subject to an Award.

(b)	If, for any reason, any shares of Common Stock (including
shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Corporation, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option be available for future grants under the Plan.

(c)	The foregoing subsections (a) and (b) of this Section 3.6
shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Act or by any other applicable law, rule or regulation.

3.7	Each Award granted under the Plan shall be evidenced by a
written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan, and shall include any other terms and conditions (not inconsistent with the Plan) required by the Committee.

3.8	The Corporation shall not be required to issue or deliver
any certificates for shares of Common Stock under the Plan prior to:

(a)	any required approval of the Plan by the shareholders of the
Corporation; and

(b)	the completion of any registration or qualification of such
shares of Common Stock under any federal or state law, or any ruling or regulation of any governmental body that the Corporation shall, in its discretion, determine to be necessary or advisable.

3.9	The Committee may require any Participant acquiring shares
of Common Stock pursuant to any Award under the Plan to represent to and agree with the Corporation in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof. Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

3.10	Except as otherwise expressly provided in the Plan or in an
Award Agreement with respect to an Award, no Participant shall have any right as a shareholder of the Corporation with respect to any shares of Common Stock subject to such Participant's Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Committee, been satisfied in full and any restrictions shall have lapsed in full, and unless and until all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares shall have been fully complied with.

3.11	The total amount of shares with respect to which Awards may
be granted under the Plan and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.12	In addition to such other rights of indemnification as they
may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

3.13	The Committee shall be authorized to make adjustments in any performance based criterium or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Corporation (or any Subsidiary, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Corporation (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.

3.14	Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion.


                            ARTICLE IV - INCENTIVE STOCK OPTIONS

4.1	The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this Article IV and Articles III and VI and subject to the following conditions:

(a)	Incentive Stock Options shall be granted only to Eligible
Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Committee; provided, however, that Incentive Stock Options shall be granted only to an Eligible Employee who, at the time of the Grant Date, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

(b)	The Option Price per share of Common Stock for an Incentive
Stock Option shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

(c)	An Incentive Stock Option may be exercised in full or in
part from time to time within ten (10) years from the Grant Date, or such shorter period as may be specified by the Committee as the Option Period and set forth in the Award Agreement; provided, however, that in any event the Incentive Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement; and provided, further, that such period following a Termination of Service shall not exceed three (3) months unless employment shall have terminated:

(i)	as a result of Disability, in which event such period shall
not exceed one year after the date of Disability; or

(ii)	as a result of death, or if death shall have occurred
following a Termination of Service (other than as a result of Disability) and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed one year after the date of death; and

provided, further, that such period following a Termination of Service shall in no event extend beyond the original Option
Period of the Incentive Stock Option.

(d)	The aggregate Fair Market Value of the shares of Common
Stock with respect to which any incentive stock options (whether under this Plan or any other plan established by the Corporation) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective grant dates; provided, however, that to the extent permitted under Section 422 of the Code:

(i)	if the aggregate Fair Market Values of the shares of Common
Stock with respect to which incentive stock options are first exercisable during any calendar year (whether such Incentive
Stock Options are granted under this Plan or any other plan established by the Corporation) exceeds one hundred thousand dollars ($100,000), such excess shall be treated as a Nonqualified Stock Option;

(ii)	if a Participant's employment is terminated by reason of
death, Disability or Retirement and the portion of any incentive stock option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

(iii)	if the exercise of an Incentive Stock Option is
accelerated by reason of a Change of Control, any portion of such Award that is not exercisable as an incentive stock option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

(e)	No Incentive Stock Options may be granted more than ten (10)
years from the Effective Date.

4.2	Subject to the limitations of Section 3.6, the maximum
number of shares of Common Stock subject to Incentive Stock
Option Awards shall be the maximum number of shares available for Awards under the Plan.

4.3	The Committee may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock
Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV or Articles III or VI, as determined in its discretion and set forth in the Award Agreement for such Incentive Stock Option.

4.4	Each provision of this Article IV and of each Incentive
Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.


                      ARTICLE V - NONQUALIFIED STOCK OPTIONS

5.1	The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article V and Articles III and VI and subject to the following conditions:

(a)	Nonqualified Stock Options may be granted to any Eligible
Persons, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Committee, subject to the provisions of Section 5.3 below.

(b)	The Option Price per share of Common Stock for a
Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market
Value of the Common Stock at the Grant Date.

(c)	A Nonqualified Stock Option may be exercised in full or in
part from time to time within the Option Period specified by the Committee and set forth in the Award Agreement; provided, however, that in any event the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement.

5.2	The Committee may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this
Article V or Articles III or VI, as determined in its discretion and set forth in the Award Agreement for such Nonqualified Stock
Option.

5.3	In addition to, and not in limitation of, the right of the
Committee to grant Nonqualified Stock Options to Eligible Persons as described in this Article V, the full Board of Directors may from time to time grant Nonqualified Stock Options to Directors who are not also employees of the Corporation or any Subsidiary, pursuant to the terms and conditions of this Article V and Articles III and VI, and subject to the requirements of Rule 16b-3 under the Act.

5.4	Except as otherwise provided in section 5.4(f), any
individual who is not a Non-Employee Director on the Effective Date but who is elected a Non-Employee Director within ten (10) years after the Effective Date shall be granted, as of the date of such election as Non-Employee Director, a Nonqualified Stock Option to purchase 10,000 shares of Common Stock. The Corporation shall tender to each Director for signature an Award Agreement, which Award Agreement shall comply with and be subject to the following terms and conditions:

(a)	The exercise price of shares of Common Stock covered by the
Nonqualified Stock Option shall not be less than 100% of the Fair
Market Value of such shares on the Grant Date (as that term is defined in Section 2.17(b)).

(b)	No Nonqualified Stock Option granted pursuant to this
Section 5.4 may be exercised:

 (i)	Before the Plan is approved by the shareholders of the
Corporation;

(ii)	If and to the extent required by Rule 16b-3 of the Act,
within the first six months after the date the Plan is approved by the shareholders; provided that this six month restriction shall not apply if the Non-Employee Director dies during the six month period;

(iii)	After the expiration of ten (10) years from the Grant
Date; provided, however, that each Nonqualified Stock Option shall be subject to termination before its date of expiration as herein provided;

(iv)	Except as set forth in Section 5.4(c) or 5.5(d) hereof,
more than three months after the Non-Employee Director ceases to be a Director; provided, however, that if the Non-Employee Director ceases to be a Director before the lapse of the six month period described in clause (ii) above, more than three months after the lapse of such six-month period.

(c)	If a Non-Employee Director ceases to be a Director for
reason of death or Disability, the Nonqualified Stock Option may be exercised (subject to the limitations of Sections 5.4 (b)(ii) and 5.4(b)(iii)) within one year after his death or Disability by the Non-Employee Director or person to whom the Non-Employee Director's rights under the Nonqualified Stock Option shall have passed by will or by the laws of dissent and distribution.

(d)	If a Non-Employee Director dies after he ceases to be a
Director, but within the time period during which his outstanding Nonqualified Stock Options are still exercisable, the Nonqualified Stock Option may be exercised (subject to the limitations of Sections 5.4(b)(i) and 5.4(b)(iii)) within one year after his death by the person to whom the Non-Employee Director's rights under the Nonqualified Stock Option shall have passed by will or by the laws of descent and distribution.

(e)	Nonqualified Stock Options granted pursuant to this Section
5.4 may be exercised in the manner set forth in Section 6.3 hereof. Notwithstanding anything herein to the contrary, however, Nonqualified Stock Options granted to Directors shall be exercised in such a manner as to conform to the provisions of Rule 16b-3 of the Act.

(f)	Notwithstanding the foregoing, the grant of a Nonqualified
Stock Option to a Non-Employee Director will not be made under this Section 5.4 if either (i) such Non-Employee Director receives a grant of no less than 10,000 shares of Common Stock pursuant to Section 9 of the Ruddick Corporation 1995 Comprehensive Stock Option Plan or (ii) the Committee in its sole discretion determines that the grant of the Nonqualified Stock Options under this Section 5.4 will not be made to one or more Non-Employee Directors.



                      ARTICLE VI - INCIDENTS OF STOCK OPTIONS

6.1	Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee and set forth in the related Award Agreement, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

6.2	Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant or the Participant's guardian or legal representative. In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant's Award Agreement by the executor or personal representative of such Participant's estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant's will or by inheritance. The Committee, in its sole and absolute discretion, may at any time permit a Participant to transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of such Participant's Immediate Family or a corporation, partnership or limited liability company established and controlled by the Participant and/or one or more members of such Participant's Immediate Family), subject to such limits as the Committee may establish. The transferee of such Nonqualified
Stock Option shall remain subject to all terms and conditions applicable to such Nonqualified Stock Option prior to such transfer. The foregoing right to transfer the Nonqualified Stock Option, if granted by the Committee, shall apply to the right to consent to amendments to the Award Agreement.

6.3	Shares of Common Stock purchased upon exercise of a Stock
Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. The Committee may, in its sole and absolute discretion, permit the exercise of a Stock Option by payment in cash or by tendering shares of Common Stock (by either by actual delivery of such shares or by attestation), or any combination thereof, as determined by the Committee. In the discretion of the Committee, payment in shares of Common Stock also may be made with shares received upon the exercise or partial exercise of the Stock Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant. The Committee also may, in its sole and absolute discretion, permit the exercise of a Stock Option by payment of the voluntary surrender of all or a portion of the Stock Option. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.

6.4	No cash dividends shall be paid on shares of Common Stock
subject to unexercised Stock Options.

6.5	The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common
Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

6.6	The Committee may at any time offer to purchase a
Participant's outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property upon surrender of the Participant's Stock Option, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

6.7	The Committee shall have the discretion, exercisable either
at the time the Award is granted or at the time the Participant discontinues employment, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.



                          ARTICLE VII - RESTRICTED STOCK

7.1	The Committee, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article VII.

7.2	The Committee shall determine the terms and conditions of
any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:

(a)	the purchase price, if any, to be paid for such Restricted
Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b)	the duration of the Restriction Period or Restriction
Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction
Period(s);

(c)	the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;

(d)	whether such Restricted Stock is subject to repurchase by
the Corporation or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

(e)	whether any performance goals may apply to a Restriction
Period to shorten or lengthen such period; and

(f)	whether dividends and other distributions with respect to
such Restricted Stock are to be paid currently to the Participant or withheld by the Corporation for the account of the Participant.

7.3	Awards of Restricted Stock must be accepted within a period
of thirty (30) days after the Grant Date (or such shorter or longer period as the Committee may specify at such time) by executing an Award Agreement with respect to such Restricted
Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted
Stock, has delivered a fully executed copy thereof to the Committee and has otherwise complied with the applicable terms and conditions of such Award.

7.4	In the discretion of the Committee and as set forth in the
Award Agreement for an Award of Restricted Stock, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant upon the Participant's Termination of Service and shall be reacquired, canceled and retired by the Corporation. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Restricted Stock, in the event of the death, Disability or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Committee may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant's Restricted Stock, if it finds that a waiver would be appropriate.

7.5	Except as otherwise provided in this Article VII, no shares
of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.6	Upon an Award of Restricted Stock to a Participant, a
certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Committee, such certificate or certificates will be held in custody by the Corporation until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Corporation shall cause such certificate or certificates to be canceled and the shares represented thereby to be retired, and the shares represented thereby to be retired, all as set forth in the Participant's Award Agreement. It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Corporation a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Corporation.

Except as provided in this Article VII or in the related Award Agreement, a Participant receiving an Award of shares of Restricted Stock Award shall have, with respect to such shares, all rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any distributions; provided, however, the Committee may require that any cash dividends with respect to such shares of Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock shall be withheld by the Corporation or its Subsidiaries for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.



                      ARTICLE VIII - STOCK AWARDS

8.1	The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible
Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Article VIII.

8.2	For the purposes of this Plan, in determining the value of a
Stock Award, all shares of Common Stock subject to such Stock
Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Common Stock on the Grant Date of such Stock Award, regardless of when such shares of Common Stock are issued, and one or more certificates delivered, to the Participant.

Unless otherwise determined by the Committee and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Corporation.
Notwithstanding any other provision of this Plan, unless the Committee expressly provides otherwise respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.



                            ARTICLE IX - PERFORMANCE SHARES

9.1	The Committee, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article IX.

9.2	The Committee shall determine the terms and conditions of
any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:

(a)	the purchase price, if any, to be paid for such Performance
Shares, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b)	the performance period (the "Performance Period") and/or
performance objectives (the "Performance Objectives") applicable to such Awards;

(c)	the number of Performance Shares that shall be paid to the
Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and

(d)	the form of settlement of a Performance Share.

9.3	At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock, determined as set forth in Section 2.17.

9.4	Performance Periods may overlap, and Participants may
participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

9.5	Performance Objectives may vary from Participant to
Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

9.6	In the discretion of the Committee and as set forth in the
Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant upon the Participant's Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability or Retirement of Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Committee may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.

9.7	The settlement of a Performance Share shall be made in cash, whole shares of Common Stock or a combination of thereof and shall be made as soon as practicable after the end of the applicable Performance Period. Notwithstanding the foregoing, the Committee in its discretion may allow a Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Committee and set forth in the related Award Agreement entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

9.8	The Committee shall have the authority to place restrictions on the Performance Shares including, but not limited to, restrictions on transfer following receipt of such shares.


   ARTICLE X - CHANGES OF CONTROL OR OTHER FUNDAMENTAL CHANGES

10.1	Upon the occurrence of a Change of Control and unless
otherwise provided in the Award Agreement with respect to a particular Award:

(a)	all outstanding Stock Options shall become immediately
exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Stock Option and the Option Price determined pursuant to the provisions of the Plan, and shall remain exercisable for the remaining term of such Stock Option, regardless of any provision in the related Award Agreement limiting the exercisability of such Stock Option or any portion thereof for any length of time;

(b)	all outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid out as soon as practicable as follows:

(i)	all Performance Objectives applicable to the Award of
Performance Shares shall be deemed to have been satisfied to the extent necessary to result in payment of one hundred percent
(100%) of the Performance Shares covered by the Award;

(ii)	the applicable Performance Period shall be deemed to have
been completed upon occurrence of the Change of Control;

(iii)	the payment to the Participant in settlement of the
Performance Shares shall be the amount determined by the Committee, in its sole discretion, or in the manner stated in the Award Agreement, as multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to occurrence of the Change of Control, and the denominator of which is the total number of months in the original Performance Period; and

(iv)	upon the making of any such payment, the Award Agreement as
to which it relates shall be deemed terminated and of no further force and effect.

(c)	all outstanding shares of Restricted Stock with respect to
which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.

10.2	Anything contained herein to the contrary notwithstanding,
upon the dissolution or liquidation of the Corporation each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in
Section 10.1(a), (b) and (c) above.

After the merger of one or more corporations into the Corporation or any Subsidiary, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary of the Corporation and one or more corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, upon any exercise of such Participant's Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above. The Committee may, in its discretion, provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.



                ARTICLE XI - AMENDMENT AND TERMINATION

11.1	Subject to the provisions of Section 11.2, the Board of
Directors, upon recommendation of the Committee or otherwise, at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof. To the extent required by the Act or the Code, however, no amendment, without approval by the Corporation's shareholders, shall:

(a)	materially alter the group of persons eligible to
participate in the Plan;

(b)	except as provided in Section 3.6, increase the maximum
number of shares of Common Stock that are available for Awards under the Plan;

(c)	extend the period during which Incentive Stock Option Awards may granted beyond November 16, 2010; or

(d)	alter the class of individuals eligible to receive an
Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1(d) or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.

11.2	No amendment to or discontinuance of the Plan or any
provision hereof by the Board of Directors or the shareholders of the Corporation shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Committee) any Award theretofore granted to such Participant under this Plan; provided, however, that the Committee retains the right and power to:

(a)	annul any Award if the Participant is terminated for cause
as determined by the Committee; and

(b)	convert any outstanding Incentive Stock Option to a
Nonqualified Stock Option.

11.3	If a Change of Control has occurred, no amendment or
termination shall impair the rights of any person with respect to an outstanding Award as provided in Article X.


              ARTICLE XII - MISCELLANEOUS PROVISIONS

12.1	Nothing in the Plan or any Award granted hereunder shall
confer upon any Participant any right to continue in the employ of the Corporation or its Subsidiaries or to serve as a Director or shall interfere in any way with the right of the Corporation or its Subsidiaries or the shareholders of the Corporation, as applicable, to terminate the employment of a Participant or to release or remove a Director at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Corporation or its Subsidiaries for the benefit of their respective employees unless the Corporation shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Corporation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VII with respect to Restricted Stock and except as otherwise provided by the Committee.

12.2	The Plan and the grant of Awards shall be subject to all
applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to
Section 16 of the Act.

12.3	The terms of the Plan shall be binding upon the Corporation, its successors and assigns.

12.4	Neither a Stock Option  nor any other type of equity-based
compensation provided for hereunder shall be transferable except as provided for in Section 6.2. In addition to the transfer restrictions otherwise contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Corporation to such Participant shall terminate immediately.

12.5	This Plan and all actions taken hereunder shall be governed
by the laws of the State of North Carolina.

12.6	Each Participant exercising an Award hereunder agrees to
give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

12.7	If any provision of this Plan or an Award Agreement is or
becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

12.8	The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

12.9	The Plan is not subject to the provisions of ERISA or
qualified under Section 401(a) of the Code.

12.10	If a Participant is required to pay to the Corporation
an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired upon the exercise of an Incentive Stock Option, or (iii) the receipt of Common Stock pursuant to any other Award, then the transfer of Common Stock to such Participant shall not be made unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation. The Committee, in its sole discretion and subject to such rules as it may adopt, may permit the Participant to satisfy such obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Common Stock be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the transfer of the Common Stock to the Participant. Notwithstanding any other provision of the Plan, any election under this Section
6.5 is required to satisfy the applicable requirements of Rule 16b-3 under the Act.


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